00002006943-10000-095509302012

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$2,907,431.46	09-30-2012	11-30-2015	2006943-10000-		00007249967	***	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower: Reliv' International, Inc.
136 Chesterfield Industrial Blvd
Chesterfield, MO 63005-1220

Lender: BMO Harris Bank N.A.
St. Louis Region - Commercial Lending
13205 Manchester Rd
Des Peres, MO 63131

Principal Amount: $2,907,431.46 **Date of Note: September 30, 2012**

PROMISE TO PAY. Reliv' International, Inc. ("Borrower") promises to pay to BMO Harris Bank N.A. ("Lender"), or order, in lawful money of the United States of America, the principal amount of Two Million Nine Hundred Seven Thousand Four Hundred Thirty-one & 46/100 Dollars ($2,907,431.46), together with interest on the unpaid principal balance from September 30, 2012, until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in 37 regular payments of $38,737.58 each and one irregular last payment estimated at $1,637,274.92. Borrower's first payment is due October 30, 2012, and all subsequent payments are due on the same day of each month after that. Borrower's final payment will be due on November 30, 2015, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied to Accrued Interest, Principal, Late Charges, and Escrow. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the one month British Bankers Association (BBA) LIBOR and reported by a major news service selected by Lender (such as Reuters, Bloomberg or Moneyline Telerate). If BBA LIBOR for the one month period is not provided or reported on the first day of a month because, for example, it is a weekend or holiday or for another reason, the One Month LIBOR Rate shall be established as of the preceding day on which a BBA LIBOR rate is provided for the one month period and reported by the selected news service (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each first day of each calendar month and will become effective without notice to the Borrower. Borrower understands that Lender may make loans based on other rates as well. **The Index currently is 0.231% per annum.** Interest on the unpaid principal balance of this Note will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 2.000 percentage points over the Index, resulting in an initial rate of 2.231% per annum based on a year of 360 days. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (A) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (B) increase Borrower's payments to cover accruing interest, (C) increase the number of Borrower's payments, and (D) continue Borrower's payments at the same amount and increase Borrower's final payment.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method. This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Note.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: BMO Harris Bank N.A., St. Louis Region - Commercial Lending, 13205 Manchester Rd, Des Peres, MO 63131.

LATE CHARGE. If a payment is more than 10 days late, Borrower will be charged **5.000% of the unpaid portion of the regularly scheduled payment.**

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by adding an additional 5.000 percentage point margin ("Default Rate Margin"). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the

commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Missouri without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Missouri.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of St. Louis County, State of Missouri.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $30.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

RELIV' INTERNATIONAL, INC.

By: ______________________________
Robert L. Montgomery, Chief Executive Officer of Reliv' International, Inc.

By: ______________________________
Steven D. Albright, CFO of Reliv' International, Inc.

"00002006943-10000-034509302012"

DISBURSEMENT REQUEST AND AUTHORIZATION

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$2,907,431.46	09-30-2012	11-30-2015	2006943-10000-		00007249967	***	
References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "****" has been omitted due to text length limitations.							

Borrower: Reliv' International, Inc.
136 Chesterfield Industrial Blvd
Chesterfield, MO 63005-1220

Lender: BMO Harris Bank N.A.
St. Louis Region - Commercial Lending
13205 Manchester Rd
Des Peres, MO 63131

LOAN TYPE. This is a Variable Rate Nondisclosable Loan to a Corporation for $2,907,431.46 due on November 30, 2015. This is a secured renewal loan.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for:

☐ **Personal, Family, or Household Purposes or Personal Investment.**

☒ **Business (Including Real Estate Investment).**

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Lender's conditions for making the loan have been satisfied. Please disburse the loan proceeds of $2,907,431.46 as follows:

Other Disbursements: $2,907,431.46 Funds Previously Disbursed	$2,907,431.46
Note Principal:	$2,907,431.46

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

Prepaid Finance Charges Paid in Cash:	$0.00
Other Charges Paid in Cash: $5,833.55 Interest Due	$5,833.55
Total Charges Paid in Cash:	$5,833.55

JOINT CREDIT INTENT. If the application was for joint credit, all persons signing below confirm that their intent at time of application was to apply for joint credit.

INSTRUCTIONS TO BANKER. 1) **Please put an "X" next to the fees listed above that RCC is to pay.**

2) **Please complete the following section as applicable:**

a) Bank deposited fees into account number: ______________________________

Total dollar amount deposited into this account: $______________________________

b) Bank deposited fees into customer related : ______________________________

Total dollar amount deposited into this account: $______________________________.

IF BORROWER IS AN ORGANIZATION:. If Organization has used any other name, OR if Organization was a successor by merger, consolidation, acquisition or otherwise during the past 5 years, list name(s) below.

____.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED SEPTEMBER 30, 2012.

BORROWER:

RELIV' INTERNATIONAL, INC.

By: ______________________________
Robert L. Montgomery, Chief Executive Officer of Reliv' International, Inc.

By: ______________________________
Steven D. Albright, CFO of Reliv' International, Inc.